Exhibit 12.1

CERTIFICATION

I, Riaz Bandali, certify that:

1. I have reviewed this annual report on Form 20-F/A of Emerald Health Therapeutics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 3, 2020	By:	/s/ Riaz Bandali
Riaz Bandali
Chief Executive Officer
(Principal Executive Officer)